Filed Pursuant to Rule 424(b)(3)

Registration No. 333-192967

PROSPECTUS

87,500,000 ORDINARY SHARES

REPRESENTED BY 2,916,667 AMERICAN DEPOSITARY RECEIPTS

The selling shareholder named in this prospectus is offering to sell up to 2,916,667 American Depositary Shares, or ADSs (as evidenced by American Depositary Receipts, or ADRs), of Genetic Technologies Limited, each representing 30 ordinary shares.  We are registering the ordinary shares underlying the ADRs for disposition by the selling shareholder pursuant to a commitment with the selling shareholder.  The registration of the ordinary shares underlying the ADRs does not necessarily mean that the selling shareholder or its transferees will offer or sell their ADRs.

We will not receive any additional proceeds from the sale by the selling shareholder of the ADRs offered by this prospectus, and will bear all expenses in connection with the preparation of this prospectus.

Our ADSs are listed on the NASDAQ Capital Market under the symbol “GENE” and our ordinary shares are listed on the Australian Securities Exchange under the symbol “GTG.”  On December 16, 2013, the last sale price of our ADS on the NASDAQ Capital Market was $1.50 per share and the last sale price of our ordinary shares on the Australian Securities Exchange was A$0.056 per share.

See “Risk Factors” beginning on page 2 to read about factors you should consider before buying our American Depositary Receipts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 3, 2014

This prospectus provides you with a general description of the shares the selling shareholder identified in this prospectus may offer. You should read both this prospectus together with the additional information described under the headings “Where You Can Best Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities in any state or jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date, and you should not assume that the information in this prospectus is accurate as of any other date.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act.  As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in Australian dollars and in accordance with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB.  In this prospectus, all references to “U.S. dollars”, “$” or “US$” are to the currency of the United States of America, and all references to “Australian dollars” or “A$” are to the currency of Australia.

Unless the context otherwise requires, in this prospectus, “GTG,” “Company,” “we,” “us” and “our” refer to Genetic Technologies Limited.

ii

FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated in it by reference contain forward-looking statements that involve risks and uncertainties.  Forward-looking statements relate to future events or our future financial performance and include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the progress and timing of our clinical trials or product candidate development programs, the effect of existing and future regulations and the effects of competition.  These statements are based on our current expectations, beliefs and assumptions, and on information currently available to our management.  In some cases, you can identify forward-looking statements by the use of words such as “anticipate”, “expect”, “intend”, “plan”, “seek”, “may”, “will”, “should”, “could”, “would”, “believe”, “estimate”, “project”, “predict”, “potential”, “continue”, or the negative of such terms or similar expressions.  These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activities, performance and other factors to be materially different from those anticipated in such forward-looking statements.  Factors that might cause such differences include the risks discussed in “Risk Factors.”

This list of risk factors is not exclusive and other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements.  You should consider these factors and the other cautionary statements made in this Prospectus, any prospectus supplement or the documents we incorporate by reference in this Prospectus as being applicable to all related forward-looking statements wherever they appear in this Prospectus, any prospectus supplement or the documents incorporated by reference.  We caution investors not to place significant reliance on the forward-looking statements contained herein.  These statements, like all statements in this prospectus, speak only as of the date hereof (unless another date is indicated) and we undertake no obligation to update or revise the statements.

iii

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the ordinary shares that may be sold from time to time, and our financial statements and the notes to them, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

Genetic Technologies Limited

We are a biotechnology company based in Melbourne, Australia.  The principal activity of the Company is the provision of genetic testing services.  The Company also conducts the global out-licensing of its intellectual property relating to “non-coding” DNA and supports two late-stage research and development projects.  During the 2011 financial year, the Company’s U.S. subsidiary, Phenogen Sciences Inc., established a sales and distribution operation based in Charlotte, North Carolina from which our BREVAGen™ breast cancer risk test was launched into the U.S. marketplace.

We are jointly listed on the NASDAQ Capital Market under the ticker “GENE” and on the Australian Securities Exchange under the symbol “GTG.”  Our Australian Company Number (ACN) is 009 212 328.  Our Australian Business Number (ABN) is 17 009 212 328.  We currently employ approximately 60 employees and we operate pursuant to our constitution, the Australian Corporations Act 2001, the Listing Rules of the Australian Securities Exchange, the Marketplace Rules of NASDAQ and, where applicable, local, state and federal legislation in the countries in which we operate.

The Offering

The selling shareholder named in this prospectus is offering to sell up to 2,916,667 American Depositary Shares, or ADSs (as evidenced by American Depositary Receipts, or ADRs), of Genetic Technologies Limited, each representing 30 ordinary shares.  We are registering the ordinary shares underlying the ADRs for disposition by the selling shareholder pursuant to a commitment with the selling shareholder as further described below in the “About This Offering” section.  The registration of the ordinary shares underlying the ADRs does not necessarily mean that the selling shareholder or its transferees will offer or sell their ADRs.

We will not receive any additional proceeds from the sale by the selling shareholder of the ADRs offered by this prospectus, and will bear all expenses in connection with the preparation of this prospectus.

ABOUT THIS OFFERING

Ironridge Purchase Agreement Transaction

The Company entered into a Securities Purchase Agreement with Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd, or Ironridge, dated as of September 6, 2013, as amended and restated as of December 19, 2013. We refer to this Amended and Restated Securities Purchase Agreement as Ironridge Purchase Agreement. Pursuant to the Ironridge Purchase Agreement, the Company issued to Ironridge a convertible note with a face value of $5,000,000, which is convertible at the option of Ironridge into (i) ADRs at a fixed conversion price of $3.00 per ADR or (ii) ordinary shares at a conversion price of $3.00 per 30 ordinary shares. In addition, pursuant to the Ironridge Purchase Agreement, the Company has granted to Ironridge a six month over-allotment option to subscribe for up to an additional $5,000,000 in convertible notes, which are convertible at the option of Ironridge into (i) ADRs at a fixed conversion price of $4.00 per ADR or (ii) ordinary shares at a conversion price of $4.00 per 30 ordinary shares. We refer to the $5,000,000 initial convertible note as the Convertible Note and the additional convertible notes to be issued pursuant to the over-allotment option as the Additional Convertible Notes.

The initial closing under the Ironridge Purchase Agreement, pursuant to which the Company issued to Ironridge the Convertible Note occurred on December 19, 2013.

Pursuant to the Ironridge Purchase Agreement, the Company agreed to register the ADRs issuable upon conversion of the Convertible Notes and Additional Convertible Notes in accordance with the Ironridge Purchase Agreement. The Company agreed to file such registration statement on the date of the initial closing and to use its reasonable best efforts to have such registration statement declared effective as promptly as practicable.

This prospectus relates to (i) 1,666,667 (rounded to the nearest whole number) ADRs issuable upon conversion of the Convertible Note pursuant to the Ironridge Purchase Agreement and (ii) 1,250,000 (rounded to the nearest whole number) ADRs issuable upon conversion of the Additional Convertible Notes pursuant to the Ironridge Purchase Agreement.

ADRs offered	2,916,667 ADRs

NASDAQ Capital Market symbol	“GENE”

Use of proceeds	We will not receive any proceeds from the disposition of the ADRs covered hereby.

Ordinary shares outstanding as of November 30, 2013	572,694,121 ordinary shares

Risk Factors	Prospective investors should carefully consider the “Risk Factors” referenced below before buying the ADRs offered hereby.

RISK FACTORS

You should be aware that there are various risks to an investment in our securities. You should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, together with all of the other information included and incorporated by reference in this prospectus, before you decide to invest in our securities.

If any of the risks described above, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected.  If that happens, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or furnished, or will file or furnish, with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file or submit to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•                       our Annual Report on Form 20-F for the fiscal year ended June 30, 2013 filed on October 30, 2013 and any amendments thereto; and

•                       our Reports on Form 6-K filed with or furnished to the SEC on December 18, 2013, December 12, 2013, December 6, 2013, November 29, 2013, November 18, 2013, and October 31, 2013.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K furnished after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Genetic Technologies Limited, 60-66 Hanover Street, Fitzroy, Victoria 3065 Australia, Attention: Company Secretary, telephone +61 3 8412 7000.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement relating to the securities offered by this prospectus with the SEC. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement and the exhibits and schedules filed as a part of the registration statement. For further information about us and the ADRs to be sold in this offering, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as any documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance reference is made to the copy of the agreement filed as an exhibit to the registration statement or otherwise incorporated by reference therein, each statement being qualified by this reference. This registration statement, including the exhibits and schedules filed as a part of the registration statement, may be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and at its regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from such offices upon payment of the prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and you can request copies of the documents upon payment of a duplicating fee, by writing to the SEC. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC which can be accessed at http://www.sec.gov.

We are a “foreign private issuer” as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act, as a foreign private issuer, we will be exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 6-K upon the occurrence of certain material events. We intend to fulfill the informational requirements that do apply to us as a foreign private issuer under the Exchange Act. We will also be subject to the informational requirements of the Australian Securities Exchange and the Australian Securities and Investments Commission. You are invited to read and copy reports, statements or other information, other than confidential filings, that we have filed with the Australian Securities Exchange and the Australian Securities and Investment Commission. Our public filings with the Australian Securities Exchange are electronically available from the Australian Securities Exchange’s website (http://www.asx.com.au), and you may call the Australian Securities and Investments Commission at +61 3 5177 3988 for information about how to obtain copies of the materials that we file with it.

Except for the specific documents incorporated by reference above, no information available on or through our website, or any other website reference herein, shall be deemed to be incorporated into this prospectus or the registration statement of which it is a part.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2013 in accordance with International Financial Reporting Standards, or “IFRS.” The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

Liabilities
Current liabilities	A$	2,465,016
Non-current liabilities	96,224
Equity
Contributed equity	83,735,845
Reserves	3,951,771
Accumulated losses	(82,049,916)
Non-controlling interests	120,587
Total equity and liabilities	A$	8,319,527

Note: On August 14, 2013, the Company completed the placement of 30,555,556 shares at an issue price of A$0.072 per share which raised a total of A$2,200,000, prior to the payment of associated costs.  On August 30, 2013, the Company completed the placement of a 11,111,111 shares at the same issue price which raised a total of A$800,000, prior to the payment of associated costs. On October 8, 2013, a total of A$3,500,000 was received by the Company under its Share Purchase Plan (“SPP”), before the payment of associated costs.  At the issue price of A$0.072 per share, this resulted in the issue of 48,611,111 ordinary shares in the Company. On November 18, 2013, the Company completed the placement of a further 6,944,444 ordinary shares at an issue price of A$0.072 per share which raised a total of A$500,000, prior to the payment of associated costs.

On September 11, 2013, the Company granted a total of 1,250,000 options over ordinary shares in the Company.  The options, which were granted at no cost, entitle the holder to acquire one ordinary share at a price of A$0.105 at any time up to, and including, July 18, 2018, subject to certain vesting conditions.

REASONS FOR THE OFFER AND USE OF PROCEEDS

This prospectus relates to the disposition by the selling shareholder of up to 2,916,667 of our ADRs. We are registering the ADRs for disposition by the selling shareholder pursuant to a commitment with the selling shareholder. We will not receive any of the proceeds from the disposition by the selling shareholder of the ADRs. However, we may receive proceeds from the sale of securities pursuant to the Ironridge Purchase Agreement for the Additional Convertible Notes. The proceeds received under the Ironridge Purchase Agreement will be used for payment of general corporate and operating expenses.

MARKET PRICE DATA

Markets

The Company’s ordinary shares are publicly traded on the Australian Securities Exchange under the symbol “GTG” and, via American Depositary Receipts, on the NASDAQ Capital Market under the ticker “GENE”.

Price Range of Ordinary Shares

Australian Securities Exchange

The following table sets forth the high and low closing sales prices in Australian dollars of our ordinary shares as reported on the ASX during the periods indicated:

Financial Year		Period Covered	High	Low
			(in A$)
Yearly data	2009	Year ended June 30, 2009	0.100	0.030
	2010	Year ended June 30, 2010	0.063	0.033
	2011	Year ended June 30, 2011	0.285	0.020
	2012	Year ended June 30, 2012	0.350	0.080
	2013	Year ended June 30, 2013	0.150	0.060

Quarterly data	2012	Quarter ended September 30, 2011	0.350	0.145
		Quarter ended December 31, 2011	0.175	0.105
		Quarter ended March 31, 2012	0.155	0.092
		Quarter ended June 30, 2012	0.190	0.080

	2013	Quarter ended September 30, 2012	0.150	0.090
		Quarter ended December 31, 2012	0.120	0.060
		Quarter ended March 31, 2013	0.092	0.070
		Quarter ended June 30, 2013	0.115	0.065

Monthly data	2013	Month ended June 30, 2013	0.105	0.082
		Month ended July 31, 2013	0.100	0.082
		Month ended August 31, 2013	0.105	0.075
		Month ended September 30, 2013	0.090	0.078
		Month ended October 31, 2013	0.085	0.067
		Month ended November 30, 2013	0.071	0.058

NASDAQ Capital Market

The following table sets forth the high and low closing sales prices in United States dollars of our ordinary shares as reported on the NASDAQ Capital Market during the periods indicated:

Financial Year		Period Covered	High	Low
			(in US$)
Yearly data	2009	Year ended June 30, 2009	4.99	0.35
	2010	Year ended June 30, 2010	1.99	0.90
	2011	Year ended June 30, 2011	9.80	0.65
	2012	Year ended June 30, 2012	11.06	2.29
	2013	Year ended June 30, 2013

Quarterly data	2012	Quarter ended September 30, 2011	11.06	4.32
		Quarter ended December 31, 2011	5.20	3.03
		Quarter ended March 31, 2012	4.98	2.67
		Quarter ended June 30, 2012	6.20	2.29

	2013	Quarter ended September 30, 2012	3.95	2.00
		Quarter ended December 31, 2012	2.90	2.10
		Quarter ended March 31, 2013	3.35	2.17
		Quarter ended June 30, 2013	3.00	2.16

Monthly data	2013	Month ended June 30, 2013	3.25	2.32
		Month ended July 31, 2013	2.56	2.35
		Month ended August 31, 2013	3.00	2.16
		Month ended September 30, 2013	2.49	2.22
		Month ended October 31, 2013	2.49	1.95
		Month ended November 30, 2013	2.09	1.64

SELLING SHAREHOLDER

We are registering the ordinary shares underlying the ADRs in order to permit the selling shareholder to dispose of the shares from time to time. Except as indicated below, to our knowledge, the selling shareholder is not a director, officer or consultant of ours or holder of 10% or more of our shares, or a broker-dealer or an affiliate of a broker-dealer. The information provided in the table below with respect to the selling shareholder has been obtained from that selling shareholder. Because the selling shareholder may sell all, some or no portion of the ordinary shares beneficially owned by it, we cannot estimate either the number or percentage of ordinary shares that will be beneficially owned by the selling shareholder following this prospectus. We believe that the selling shareholder has sole voting and investment powers over its ordinary shares, except as indicated below.

The table below lists certain information with respect to the selling shareholder regarding their beneficial ownership of the ordinary shares underlying the ADRs as of December 19, 2013. The information in this table is based on 572,694,121 ordinary shares outstanding as of November 30, 2013. The selling shareholder may sell all, some or none of their securities in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Offered	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Beneficially Owned After Offering
Ironridge BioPharma Co, a division of Ironridge Global IV, Ltd. (1) Harbour House, Waterfront DrivePO Box 972, RoadTown Tortola, BritishVirgin Islands	50,000,000(2)	87,500,000(3)	—	—

(1)         Peter Cooper has voting and investment power over the securities owned by the selling shareholder. For so long as the selling shareholder holds the Convertible Notes or Additional Convertible Notes, it is prohibited from, among other actions: (1) voting any shares owned or controlled by it, exercising any dissenter’s rights, executing or soliciting any proxies or seeking to advise or influence any person with respect to any voting securities; (2) engaging or participating in any actions or plans that relate to or would result in, among other things, (a) acquiring additional securities of the Company, alone or together with any other person, which would result in it and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 4.99% of the total outstanding common stock or other voting securities of the Company, (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation of the Company, (c) a sale or transfer of a material amount of assets of the Company, (d) changes in the present board of directors or management of the Company, (e) material changes in the capitalization or dividend policy of the Company, (f) any other material change in the issuer’s business or corporate structure, (g) actions which may impede the acquisition of control of the Company by any person or entity, (h) causing a class of securities of the Company to be delisted, (i) causing a class of equity securities of the Company to become eligible for termination of registration; or (3) any actions similar to the foregoing.

(2)         Represents shares issuable upon conversion of the Convertible Notes issued under the Ironridge Purchase Agreement.

(3)         Represents 50,000,000 ordinary shares issuable upon conversion of the Convertible Notes issued under the Ironridge Purchase Agreement and 37,500,000 ordinary shares issuable upon conversion of the Additional Convertible Notes to be issued under the Ironridge Purchase Agreement.

OFFER STATISTICS, EXPECTED TIME TABLE AND PLAN OF DISTRIBUTION

We are registering the ordinary shares to permit the resale of the ADRs by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The selling shareholder including its donees, pledgees, transferees or other successors-in-interest selling ADRs or interests in ADRs received after the date of this prospectus from as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ADRs or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the ADRs owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADRs, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer the ADRs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ADRs or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADRs or the related common stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of our ADRs or the ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ADRs or the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the ADRs offered by this prospectus, which ADRs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder also may resell all or a portion of their ADRs in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholder and any broker-dealers or agents that participate in the sale of the ADRs or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ADRs to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents or dealers, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ADRs may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ADRs may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of ADRs in the market and to the activities of the selling shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the ADRs against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ADRs offered by this prospectus.

We agreed to keep this prospectus effective until all of the shares registered herein have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

•             effect service of process within the United States upon any of our directors and executive officers or on us;

•             enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•             enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•             to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital, or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency, which monitors such transactions, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act, or the Takeovers Act.

Under the Takeovers Act, as currently in effect, any foreign person, together with associates, is prohibited from acquiring 15% or more of the shares in any company having total assets of A$231 million or more. In addition, a foreign person may not acquire shares in a company having total assets of A$1,055 million or more if, as a result of that acquisition, the total holdings of all foreign persons and their associates will exceed 40% in aggregate without the approval of the Australian Treasurer. If the necessary approvals are not obtained, the Treasurer may make an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. Under the current Australian foreign investment policy, however, it is unlikely that the Treasurer would make such an order where the level of foreign ownership exceeds 40% in the ordinary course of trading, unless the Treasurer finds that the acquisition is contrary to the national interest. The same rule applies if the total holdings of all foreign persons and their associates already exceeds 40% and a foreign person (or its associate) acquires any further shares, including in the course of trading in the secondary market of the ADRs. At present, we do not have total assets of A$231million.

If the level of foreign ownership exceeds 40% at any time, we would be considered a foreign person under the Takeovers Act. In such event, we would be required to obtain the approval of the Treasurer for us, together with our associates, to acquire (i) more than 15% of an Australian company or business with assets totaling over A$50,000,000; or (ii) any direct or indirect ownership interest in Australian residential real estate.

The percentage of foreign ownership in the Company would also be included in determining the foreign ownership of any Australian company or business in which we may choose to invest. Since we have no current plans for any such acquisitions and do not own any property, any such approvals required to be obtained by us as a foreign person under the Takeovers Act will not affect our current or future ownership or lease of property in Australia.

Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities.

No stamp duty will be payable in Australia on the transfer of ADRs.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities and certain other legal matters with respect to the laws of Australia will be passed upon for us by K&L Gates (registered as legal practitioners in Australia).

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2013 and in our Form 6-Ks furnished to the Securities and Exchange Commission, no reportable material changes have occurred since June 30, 2013.

EXPENSES

The following are the expenses estimated to be incurred by us in connection with the issuance and distribution of the securities registered under this registration statement.

SEC Registration Fee	$1,288
Printing costs	5,000
Legal fees and expenses of the Company	145,000
Accounting fees and expenses of the Company	55,000
Placement fee	$250,000

Total	$456,288

Genetic Technologies Limited

87,500,000 ORDINARY SHARES

REPRESENTED BY 2,916,667 AMERICAN DEPOSITARY RECEIPTS

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

January 3, 2014